MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada  V6J 1G1
Telephone: (604)737-8117  Facsimile: (604) 714-5916
Website:   www.ellisfoster.com
           -------------------

--------------------------------------------------------------------------------



June 16, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 6-K dated June 16, 2006 of AURORA METALS (BVI) LIMITED (the "Company") and:

- We are in agreement with the statement made in the second and third sentence of paragraph one but we have no basis to agree or disagree with the statements made in the first sentence of this paragraph.

-    We are in agreement with the statements made in paragraph three.

- We have no basis to agree or disagree with the statements made in paragraphs two and five.

- We are in agreement with the statement made in the first sentence of paragraph four but we have no basis to agree or disagree with the statement made in the second sentence of this paragraph.

Yours truly,

/s/ Moore Stephens Ellis Foster Ltd.

MOORE STEPHENS ELLIS FOSTER LTD.